Exhibit 99.1

AmTrust Financial Services, Inc. Completes Annual Financial Restatements
With Filing of Form 10-K
NEW YORK, April 4, 2017 -- AmTrust Financial Services, Inc. (Nasdaq: AFSI) (the “Company” or “AmTrust”) today filed its Form 10-K for the year ended December 31, 2016, including restated financial statements and related disclosures for 2014 and 2015. The Company is now current on all of its Nasdaq Stock Market and NYSE listing requirements.

As AmTrust previously reported, the restatements primarily involve the timing of recognition of revenue in the Company’s service and fee business. The total impact of the restatements to net income attributable to common stockholders in 2014 and 2015 was a decline of 7.2% and 11.2%, respectively. Net income attributable to common stockholders in fiscal years 2014, 2015, and 2016, was $402.9 million, $419.1 million, and $363.1 million, respectively. Gross written premium, net earned premium, loss and loss adjustment expense and loss ratio for 2016 and loss and loss adjustment expense reserves as of December 31, 2016, remained unchanged from the amounts reported by the Company in its earnings release dated February 27, 2017.

“Having completed the restatements of AmTrust’s financials for the annual reporting periods, we are moving forward with our efforts to build AmTrust’s value for all our stakeholders. We are well-positioned in the markets we serve to continue to realize AmTrust’s potential. Our operations are financially sound and appropriately reserved. We are committed to delivering outstanding service and innovative products to our network of agents, brokers, partners and customers,” said Barry Zyskind, Chairman and Chief Executive Officer, AmTrust. “To support our size and scale, we are continuing to enhance our financial reporting organization, adding the commensurate finance and accounting resources.”

“With AmTrust’s successful strategic expansion into new markets and products over the past decade, we now have the ability to capitalize on our existing operations to achieve organic growth both domestically and internationally. We see meaningful opportunities in our small commercial business segment, as well as in specialty risk and extended warranty. Our internally developed systems – from underwriting submission and claims processing technology to data analytics – will enable us to grow with discipline and precision.”

Mr. Zyskind added, “As we look forward this year, we are confident in our differentiated model, the sustainability of our operational performance, and the opportunities we have to create shareholder value.”

A supplemental presentation to accompany the Form 10-K filing is available in the Investor Relations section of the Company’s website at www.amtrustgroup.com.

About AmTrust Financial Services, Inc.
AmTrust Financial Services, Inc., a multinational insurance holding company headquartered in New York City, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile, general liability and extended service and warranty coverage through its primary insurance subsidiaries rated “A” (Excellent) by A.M. Best. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at (855) 327-2223.

Forward Looking Statements
This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, projections of the impact of potential errors or misstatements in our financial statements, and estimates of the impact of material weaknesses in the internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, the impact of known or potential errors or misstatements in our financial statements, our ability to timely and effectively remediate the material weaknesses in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this news release speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT:	AmTrust Financial Services, Inc.
Chief Communications Officer & SVP Corporate Affairs
Chaya Cooperberg
chaya.cooperberg@amtrustgroup.com
(646) 458-3332

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